SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                FORM S-8


                         Registration Statement
                               Under the
                         Securities Act of 1933


                National Western Life Insurance Company
         (Exact Name of Registrant as Specified in Its Charter)

        Colorado                                        84-0467208
(State or Other Jurisdiction of                    (I.R.S. Employer
Incorporation or Organization)                      Identification No.)

         850 East Anderson Lane    Austin, Texas    78752-1602
         (Address of Principal Executive Offices)     (Zip Code)

 National Western Life Insurance Company 1995 Stock and Incentive Plan
                        (Full Title of the Plan)

    James P. Payne, 850 East Anderson Lane, Austin, Texas 78752-1602
                (Name and Address of Agent for Service)

                              512/836-1010
      Telephone Number, Including Area Code, of Agent for Service


                    CALCULATION OF REGISTRATION FEE



                              Proposed        Proposed
   Title of                   Maximum         Maximum
 Securities       Amount      Offering        Aggregate         Amount of
   to be           to be      Price Per       Offering         Registration
  Registered     Registered    Share            Price              Fee




  Class A        300,000     $102.00         $30,600,000     $10,552*
 $1.00 Par
Common Stock



*The fee is 1/29 of 1% of $30,600,000, the maximum aggregate offering price as of October 17, 1997, which was the market value average of the bid and asked price as of such date of the shares registered.



                                 Part I
            Information Required in Section 10(a) Prospectus


   This document is dated October 23, 1997, and constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.


Item 1.   Plan Information


   (a)    General Plan Information.

   At its April 21, 1995 meeting, Registrant's Board of Directors adopted the National Western Life Insurance Company 1995 Stock and Incentive Plan (the "Plan"), and the Plan was approved by Registrant's stockholders on June 16, 1995. The purpose of the Plan is to align the personal financial incentives of key personnel with the long-term growth of Registrant and the interests of its stockholders through the ownership and performance of Registrant's Class A, $1.00 par value, Common Stock ("Common Stock"), to enhance Registrant's ability to retain key personnel, and to attract outstanding prospective employees and Directors.


  The adoption of the Plan was part of the establishment of Registrant's initial long-term incentive programs. In structuring the Plan, the Board of Directors sought to provide for a variety of awards that could be flexibly administered. This flexibility will permit Registrant to keep pace with changing developments in management compensation and make Registrant competitive with those companies that offer creative incentives to attract and keep key management employees. The Plan is designed to allow Registrant to respond to changing circumstances such as changes in tax laws, accounting rules, securities regulations, and other rules
regarding  benefit plans.   The Plan grants  the Compensation and  Stock
Option Committee of the Board of Directors (the "Committee"), which administers the Plan, flexibility in creating the terms and restrictions deemed appropriate for particular awards as facts and circumstances warrant.


    The summary of the Plan which appears below is qualified in its entirety by reference to the full text of the Plan, as documented in
Exhibit 10.


   Types of Awards. The Plan provides for the grant of any or all of the following types of awards: (1) stock options for Common Stock, including incentive stock options and non-qualified stock options; (2) stock appreciation rights, in tandem with stock options or freestanding; (3) restricted stock; (4) incentive awards; and (5) performance awards. Any stock option granted in the form of an incentive stock option must satisfy the applicable requirements of Section 422 of the Internal Revenue Code ("Code"). Awards may be made to the same person on more than one occasion and may be granted singly, in combination, or in tandem as determined by the Committee. For more detail as to the awards, see (b) below.


   Term. The Plan was effective as of April 21, 1995, and will terminate on April 20, 2005, unless earlier terminated by the Board of Directors. Termination of the Plan will not affect awards made prior to termination, but awards will not be made after termination.

   Administration. The Plan is administered by the Committee, which is composed of non-management members of the Registrant's Board of Directors. The Committee is elected annually by the Board of Directors, who are, in turn, elected annually by the shareholders. None of the members of the Committee are officers or employees of the Company or its subsidiaries. The Committee acts as manager of the Plan, and the members may be replaced by majority vote of the Board of Directors. Subject to the terms of and consistent with the Plan, the Committee has authority (i) to select personnel to receive awards, (ii) to determine the timing, form, amount or
value,  and  terms  of  grants  and  awards,  and  the  conditions   and
restrictions, if any, subject to which grants and awards will be made and become payable under the Plan (other than non-discretionary stock options for non-employee Directors), (iii) to construe the plan and to prescribe rules and regulations with respect to the administration of the Plan, and
(iv) to make such other determinations authorized under the Plan as the Committee deems necessary or appropriate.

   The Plan is not subject to the Employee Retirement Income Security Act of 1974 ("ERISA").

   Agreements.   Each  award under  the  Plan will  be evidenced  by an
agreement in such form and containing such provisions not inconsistent with the provisions of the applicable plan as the Committee from time to
time approves.   In applicable situations,  such agreements may  include
provisions to qualify an incentive stock option, or to provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a fair market value equal to any option price. Such agreements may also include, without limitations, provisions relating to (i) vesting, (ii) tax matters
(including  provisions  (x)   covering  any  applicable  employee   wage
withholding requirements, (y) prohibiting a holder from making an election under Section 83(b) of the Code, or (z) providing "gross up" payments to compensate eligible individuals for any excise taxes imposed as a result of a Change of Control payment), and (iii) any other matters not inconsistent with the terms and provisions of the relevant plans that the Committee in its sole discretion determines. The terms and conditions of agreements need not be identical.

   Amendment. The Board of Directors may at any time terminate or amend the Plan in any respect, except that the Board may not, without approval of the stockholders of the Company, amend the Plan so as to (i) increase the number of shares of Common Stock which may be issued under the Plan (except for adjustments in the number of shares permitted with respect to certain stock splits, stock dividends, mergers, reorganizations, or recapitalizations as described under "Shares Subject to the Plan" above) or change the option exercise price; (ii) modify the requirements as to eligibility for participation; (iii) materially increase the benefits accruing to participants under the Plan; or (iv) extend the duration of the Plan beyond April 20, 2005. No amendment or termination of the Plan shall, without the consent of the optionee or participant in the Plan, alter or impair the rights of such person under any options or other award theretofore granted under the Plan.

   Change  of Control.   In order to maintain  all of the participants'
rights in the event of a Change of Control (as defined in the Plan), all outstanding awards (of whatever type) shall immediately vest and become exercisable or satisfiable upon the occurrence of a Change of Control. The Committee, in its discretion, may determine that upon the occurrence of such a transaction, each award outstanding shall terminate within a specified number of days after notice to the holder thereof, and such holder shall receive, with respect to each share of Common Stock subject to such award, cash in an amount equal to the excess of (i) the higher of
(x) the Fair Market Value (as defined in the Plan) of such share of Common Stock immediately prior to the occurrence of such transaction, or (y) the value of the consideration to be received in such transaction for one share of Common Stock over (ii) the price per share, if applicable, of Common Stock set forth in such award. If the consideration offered to stockholders of the Company in any transaction in this paragraph consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash. These provisions will not terminate any right of a holder to further payments pursuant to any agreement between the Company and such holder following a Change of Control. A "Change of Control" of the Company is deemed to occur under the Plan if: (i) any "person," as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's outstanding securities then entitled to vote for the election of Directors; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof; or (iii) the Board of Directors shall approve the sale of all or substantially all of the assets of the Company; or (iv) the Board of Directors shall approve any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (i) or (ii) above.

   Additional information about the Plan may be obtained from James P. Payne, Vice-President and Corporate Secretary, National Western Life Insurance Company, 850 East Anderson Lane, Austin, Texas 78752-1602, telephone number 512/836-1010.

   (b)    Securities to be Offered.

   The Plan provides a total of 300,000 shares of the Company's authorized but unissued Class A Common, $1.00 par value, non-cumulative stock ("Common Stock") to be made available for the awards under the Plan. The Company has authorized and outstanding two classes of Common Stock, Class
A and  Class B.   As of September 30,  1997, the number of  Registrant's
outstanding Class A Common Stock was 3,291,338 and the number of outstanding Class B Common Stock shares was 200,000. The Class A shares are publicly held and traded, whereas the Class B shares are privately held and not publicly traded. The Class A and Class B shares are alike in all respects except that:


   (1) The Class A Common Stock has the exclusive right to elect one-third (1/3) of the total number of directors constituting the
          whole   Board  of  Directors  (treating  any  fraction  as  an
          additional director) and the Class B Common Stock has the exclusive right to elect the remaining directors.

   (2) The cash or in-kind dividends are without a fixed rate, non-cumulative and subject to declaration by the Board of Directors, but any dividend that may be paid on each share of Class A Common Stock must be twice the amount of any such dividend that may be paid on each share of the Class B Common Stock.

   (3) In the event of the dissolution or winding up of the corporation, whether voluntary or involuntary, the assets shall be distributed among the Class A and Class B stockholders in the following manner:

       (i) the Class A stockholders shall first receive the $1.00 par value for each of the Class A shares validly issued, held and outstanding;

       (ii) the Class B stockholders shall then receive the $1.00 par value for each of the Class B shares validly issued, held and outstanding;

       (iii) the remaining assets of the Corporation shall then be divided and distributed to and among the stockholders of all of the stock of the Corporation in proportion to the number of shares of stock held by each such stockholder without preference of any one class of stock over any other class.

   (4) In the event of any spin-off or distribution in-kind of the shares of a subsidiary corporation of the Company, and which subsidiary corporation has only one class of stock issued and outstanding, each share of Class B common stock shall receive only one-half (1/2) of the number of shares of the subsidiary corporation as are to be received by each share of the Class A
          Common  Stock;   and,  in  the  event  that  such   subsidiary
          corporation has two classes of stock which are similar in rights and privileges to the Class A Common Stock and Class B Common Stock of the Company described herein, then the Class A Common Stock shall receive in-kind only that class of shares of the subsidiary corporation which is similar to the Class A Common Stock shares, and the Class B Common Stock shares shall receive in-kind only that class of shares of the subsidiary corporation which is similar to the Class B Common Stock shares.

   One-half (1/2) of all shares entitled to vote on an issue constitutes a quorum at any meeting of the shareholders, and an affirmative majority of those shares represented at the meeting and entitled to vote on the subject matter constitutes an act by that class of shareholders, unless a greater number of shares is required by law.

   Cumulative voting by shareholders is not permitted, and shareholders do not have preemptive rights to subscribe to additional shares that may be offered by the Company.

   The issued shares are deemed fully paid and are non-assessable for any corporate liabilities.

   Under the provisions of Section 10-3-120 of the Colorado Insurance Code, and Section 16(b) of the Securities Exchange Act of 1934, the receipt of any of the stock shares under the Plan will be treated the same as the purchase of any other Class A Common Shares of the Company, and such shares will be subject to the "insider trading short-swing" profits liability tests imposed by such statutes upon any purchase and sale, or any sale and purchase, of any Class A Common Shares of the Company by the employee within any period of less than six months, and any profits realized by such employee from any such transaction will inure to and be recoverable by the Company.

   (c)    Employees Who May Participate in the Plan.

   All  of the  employees of  the Registrant  and its  subsidiaries are
eligible to  participate in  the Plan.   In addition,  Directors of  the
Company (other than Committee members) are eligible for restricted stock awards, incentive awards, and performance awards, and non-employee Directors (including members of the Committee) receive non-discretionary stock options as described below under "Stock Options." The selection of participants from eligible personnel is within the discretion of the Committee, except with respect to non-discretionary stock options automatically awarded to non-employee Directors.

   (d)    Purchase of  Securities  Pursuant  to Plan  and  Payment  for
Securities Offered.

   Stock Options. The Committee may grant awards in the form of options to purchase shares of Common Stock. The Committee will, with regard to each stock option, determine the number of shares subject to the option and the manner and time of the option's exercise; provided, however, that the maximum number of shares of Common Stock that may be subject to options, stock appreciation rights, restricted stock awards, performance awards, or incentive awards granted under the Plan to an individual optionee during any calendar year cannot exceed 30,000 shares (subject to adjustment in the event of stock dividends, stock splits, and certain other events). The exercise price of a stock option will be equal to the fair market value of the Common Stock on the date the option is granted, except in the case of an incentive stock option granted to an employee who owns more than 10% of the Company's voting stock, in which case the exercise price will be equal to 110% of the fair market value of the
Common Stock on the  date of grant.   The Committee will designate  each
option as a non-qualified or incentive stock option. The option price upon exercise may, at the discretion of the Committee, be paid by a participant in cash, shares of Common Stock, or a combination thereof. Except as set forth above with regard to Change of Control, no option will be exercisable within six months of the date of grant. The effect of an optionee's termination of employment by reason of death, retirement, disability, termination or otherwise will be specified in the option agreement which evidences each option grant.

   In addition to options granted at the discretion of the Committee to employees, each current non-employee Director of the Company received on the date of adoption of the Plan a non-discretionary option for 1,000 shares of Common Stock at the fair market value thereof on such date, and each new non-employee Director hereafter will receive on the date of the Director's initial election to the Board, a non-discretionary option covering 1,000 shares of Common Stock at the fair market value thereof on such date.

   Stock Appreciation Rights. The Plan also authorizes the Committee to grant stock appreciation rights ("SAR") either independent of, or in connection with, a stock option. If granted with a stock option, exercise of the SAR will result in the surrender of the right to purchase the
shares under  the  option as  to  which the  SAR  was exercised.    Upon
exercising an SAR, the holder receives for each share with respect to which the SAR is exercised an amount equal to the difference between the exercise price (which will be the fair market value of such shares on the date of grant, except in the case of the grant of an SAR in connection with an incentive stock option to an employee who owns more than 10% of the Company's voting stock, in which case the exercise price will be 110% of the fair market value of the Common Stock on the date of grant), and the fair market value of the Common Stock on the date of exercise. Payment of such amount may be made in shares of Common Stock, cash, or a combination thereof, as determined by the Committee. Except as set forth above with respect to Change of Control, the SAR will not be exercisable within six months of the date of grant. Each grant of an SAR will be evidenced by an agreement which specifies the terms and conditions of the award, including the effect of termination of employment (by reason of death, disability, retirement, or otherwise) on the exercisability of the SAR.

   Restricted  Stock.   The Plan provides  that shares  of Common Stock
subject to certain restrictions may be awarded to eligible persons from time to time as determined by the Committee. The Committee will determine the nature and extent of the restrictions and any circumstance under which
restricted  shares  will  be  forfeited.   During  any  such  period  of
restriction, recipients will have the right to receive dividends and the right to vote the shares. The Committee will determine the effect of the termination of employment (or service as a Director) of a recipient of restricted Common Stock (by reason of retirement, termination, disability, death, or otherwise) prior to the lapse of any applicable restrictions.

   Performance  Awards.    The  Plan  permits  the  Committee  to grant
performance awards to eligible persons under the Plan from time to time.
A performance award will be contingent upon future performance by the Company or any subsidiary, division, or department thereof. The Committee will establish the relevant performance criteria, subject to later revision. In determining the value of performance awards, the Committee will take into account a person's responsibility level, performance, potential, other awards, and such other considerations as it deems appropriate. Payment of a performance award may be made in cash, Common
Stock, or  a combination  thereof, as determined  by the  Committee.   A
performance award shall terminate if the employee does not remain continuously in the employ of the Company (or in service as a Director) at all times during the applicable performance period, unless the Committee determines otherwise.

   Incentive Awards. The Plan permits the Committee to grant incentive awards. Incentive awards are rights to receive shares of Common Stock (or cash incentive awards equal to the fair market value thereof) or rights to receive any appreciation or increase in the fair market value of Common Stock over a specified period of time or upon the occurrence of an event (such as a Change of Control). Incentive awards vest in the manner established by the Committee and do not require any payment for shares by the recipient (except to the extent otherwise required by law) or satisfaction of any performance criteria or objectives. In determining the value of incentive awards, the Committee will take into account a person's responsibility level, performance, potential, other awards, and such other considerations as it deems appropriate. Payment by the Company of an incentive award may be made in cash, Common Stock, or a combination
thereof,  as determined  by  the Committee.    An incentive  award  will
terminate if the recipient does not remain continuously in the employ of the Company (or in service as a Director) at all times during the applicable vesting period, unless the Committee determines otherwise.

   Shares shall be deemed to be issued under the Plan only to the extent actually issued pursuant to an award or settled in cash. To the extent that an award lapses or is forfeited prior to the issuance of the shares subject to such awards, any shares subject to such award shall again be made available for grant. In the event of any increases or decreases in the number of issued and outstanding shares of Common Stock pursuant to
stock  splits,   mergers,  reorganizations,   recapitalizations,   stock
dividends, or other events described under the terms of the Plan, the Committee shall make appropriate adjustments to the aggregate number of shares available for issuance under the Plan and the number of shares subject to outstanding grants or awards in the exercise price per share of outstanding stock options and in the appreciation rights, restricted stock, incentive and performance awards shall also be subject to adjustments by the Committee to reflect changes in the Company's capitalization.

   (e)    Resale Restrictions.

   The Committee is authorized to determine the timing, form, amount or value, and terms of grants and awards, and the conditions and restrictions, if any, subject to which grants and awards will be made under the Plan (other than the non-discretionary stock options for non-employee Directors). Once awards are exercised and shares are received, there is no Plan restriction on the resale of such shares.

   (f)    Tax Effects of Plan Participation.

   The Plan is not a qualified plan under Section 401(a) of the Internal Revenue Code.

   As a general rule, no federal income tax is imposed on the optionee upon the grant of a non-qualified stock option such as those under the Plan (whether or not including a stock appreciation right) and the Company is not entitled to a tax deduction by reason of such a grant. Generally, upon the exercise of a non-qualified stock option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise, which, in the case of an option, is an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price and, in the case of an option including a stock appreciation right, is the amount of cash received plus the fair market value of the shares distributed to the optionee. Upon the exercise of a non-qualified stock option, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the optionee, assuming any federal income tax withholding requirements are satisfied.

   Upon a subsequent disposition of the shares received upon exercise of a non-qualified stock option, the difference between the amount realized on the disposition and the basis of the stock (exercise price plus any ordinary income recognized) should qualify as a long-term or short-term capital gain, depending on the holding period. If the shares purchased upon the exercise of an option or an option including a stock appreciation right are transferred subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise pursuant to Section 83(b) of the Code, and the Company's tax deduction (assuming any federal income tax withholding requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restriction imposed on officers, Directors, and 10% shareholders by Section 16(b) of the Securities Exchange Act of 1934, as amended, and Colorado Insurance Law,
Section 10-3-120, is such a transfer restriction during the period prescribed thereby.

   The incentive stock options are intended to constitute "incentive stock
options" within the  meaning of Section 422(b)  of the Code.   Incentive
stock options are subject to  special federal income tax treatment.   No
federal income tax is imposed on the optionee upon the grant or the exercise of an incentive stock option if the optionee does not dispose of shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the "Holding Periods"). In such event, the Company would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. However, the optionee must include the difference between the exercise price and the fair market value of the Common Stock on the date of exercise in the alternative minimum taxable income.

   If the optionee exercises and disposes of the stock in the same year and the amount realized is less than the fair market value on the exercise date, only the difference between the amount realized and the adjusted basis of the stock will be included in alternative minimum taxable income. Upon disposition of the shares received upon exercise of an incentive stock option after the Holding Periods, the difference between the amount realized and the exercise price should constitute long-term capital gain or loss.

   If an optionee disposes of shares acquired pursuant to his exercise of an incentive stock option prior to the end of the Holding Periods, the disposition would be treated as a disqualifying disposition. The optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income equal to the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price and any amount realized in excess of the fair market value of the shares at the time of exercise would be rated as short-term and long-term capital gain, depending on the holding period of
the shares.   In  such event,  the  Company may  claim a  deduction  for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee.

   Notwithstanding the above, all tax consequences resulting from an award under the Plan shall be the sole responsibility of the employee to whom the award is made and the employee should seek independent tax advice.

   (g)    Investment of Funds.

   Under the terms of this Plan there are no assets or funds to be invested under the Plan.

   (h)    Withdrawal From the Plan; Assignment of Interest.

   Except as otherwise stated herein or as provided in the Plan, the Committee has the authority under the Plan to establish the terms, conditions and restrictions as to disposition of all shares to which an employee may be entitled upon the occurrence of (i) death, (ii) retirement, (iii) resignation, (iv) permanent and total disability, (v) layoff, or (vi) change in control of the Company.

   There is no provision in the Plan to otherwise withdraw, terminate, assign or hypothecate an employee's interest in the Plan.

   (i)    Forfeitures and Penalties.

   An employee forfeits his/her rights to non-vested shares by resignation or termination for cause by the Company.

   (j)    Charges and Deductions, and Liens Therefor.

   The Plan does not make charges or deductions against the participating employees, nor does the plan provide for the creation of any lien upon the shares in the Plan.

Item 2.   Registrant Information and Employee Plan Annual Information

   All participants in the Plan may obtain without charge from the Registrant, upon written or oral request, any of the documents referred to and incorporated by reference in Item 3 of Part II of the Registration Statement, and such documents are incorporated by reference in the Section 10(a) Prospectus. Also available without charge, upon written or oral request, to the Plan or participants are (i) the Prospectus, Part I, and
(ii) Registrant's annual report on Form 10-K for its latest fiscal year, or for the fiscal year preceding the latest fiscal year in the latest fiscal year ended within 120 days prior to the delivery of the documents to the participant. Documents may be obtained from James P. Payne, Vice-President and Corporate Secretary, National Western Life Insurance Company, 850 East Anderson Lane, Austin, Texas 78752-1602, telephone number 512/836-1010.


                                Part II
           Information Required in the Registration Statement


Item 3.   Incorporation of Documents by Reference.

   The Registrant hereby incorporates by reference (i) Form 10-K, Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the year ended December 31, 1996, (ii) Forms 10-Q, Quarterly Reports Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for each of the calendar quarters ended March 31 and June 30, 1997,
(iii) all other reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 since December 31, 1996, and (iv) all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to filing of a post-effective amendment which indicates that all securities offered by Registrant hereunder have been issued or which deregisters all of such securities then remaining unsold, and all of such documents shall be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

   The Plan makes available a total of 300,000 shares of the Company's authorized but unissued Class A Common, $1.00 par value, non-cumulative stock. The Company has authorized and outstanding two classes of Common Stock, Class A and Class B. The Class A shares are publicly held and traded, whereas the Class B shares are privately held and not publicly traded. The Class A and Class B shares are alike in all respects except that:

   (a) The Class A Common Stock has the exclusive right to elect one-third (1/3) of the total number of directors constituting the
          whole   Board  of  Directors  (treating  any  fraction  as  an
          additional director) and the Class B Common stock has the exclusive right to elect the remaining directors.


   (b) The cash or in-kind dividends are without fixed rate, non-cumulative and subject to decision by the Board of Directors, but any dividend that may be paid on each share of Class A Common Stock must be twice the amount of any such dividend that may be paid on each share of the Class B Common Stock.

   (c) In the event of the dissolution or winding up of the corporation, whether voluntary or involuntary, the assets shall be distributed among the Class A and Class B stockholders in the following manner:

       (i) the Class A stockholders shall first receive the $1.00 par value for each of the Class A shares validly issued, held and outstanding;

       (ii) the Class B stockholders shall then receive the $1.00 par value for each of the Class B shares validly issued, held and outstanding;

       (iii) the remaining assets of the corporation shall then be divided and distributed to and among the stockholders of all of the stock of the corporation in proportion to the number of shares of stock held by each such stockholder without preference of any one class of stock over any other class.

   (d) In the event of any spin-off or distribution in-kind of the shares of a subsidiary corporation of the Company, and which subsidiary corporation has only one class of stock issued and outstanding, each share of Class B common stock shall receive only one-half (1/2) of the number of shares of the subsidiary corporation as are to be received by each share of the Class A
          Common  Stock;   and,  in  the  event  that  such   subsidiary
          corporation has two classes of stock which are similar in rights and privileges to the Class A Common Stock and Class B Common Stock of the Company described herein, then the Class A Common Stock shall receive in-kind only that class of shares of the subsidiary corporation which is similar to the Class A Common Stock, and the Class B Common Stock shall receive in-kind only that class of shares of the subsidiary corporation which is similar to the Class B Common Stock.

   One-half (1/2) of all shares entitled to vote on an issue constitutes a quorum at any meeting of the shareholders, and an affirmative majority of those shares represented at the meeting and entitled to vote on the subject matter constitutes an act by that class of shareholders, unless a greater number of shares is required by law.

   Cumulative voting by shareholders is not permitted, and shareholders do not have preemptive rights to subscribe to additional shares that may be offered by the Company.

   The issued shares are deemed fully paid and are non-assessable for any corporate liabilities.

   Under the provisions of Section 10-3-120 of the Colorado Insurance Code, and Section 16(b) of the Securities Exchange Act of 1934, the receipt of these stock shares under the Plan will be treated the same as the purchase of any other Class A Common Shares of the Company, and such shares will be subject to the "insider trading short-swing" profits liability tests imposed by such statutes upon any purchase and sale, or any sale and purchase, of any Class A Common Shares of the Company by the employee within any period of less than six months, and any profits realized by such employee from any such transaction will inure to and be recoverable by the Company.

Item 5.   Interests of Named Experts and Counsel.

   None.

Item 6.   Indemnification of Directors and Officers.

   The Bylaws of the Company provide indemnification of its officers and directors against all judgments, fines, penalties, expenses and other similar liabilities incurred by them in connection with any proceeding in which he/she is exposed to such liabilities by reason of having served in such official capacity on behalf of the Company, if such officer or director (i) acted in good faith, (ii) reasonably believed his/her conduct was in the Company's best interest, and (iii) had no reasonable cause to believe that his/her conduct was unlawful.

Item 7.   Exemption from Registration Claimed.

   No restricted securities are being reoffered or resold pursuant to this registration statement, and no exemption from registration is claimed.

Item 8.   Exhibits.

   The following exhibits are attached hereto:

   Exhibit 4 Instruments defining the rights of security holders, including the relevant portion of the Company's Articles of Incorporation.

   Exhibit 5     Opinion of Heath, Davis & McCalla, P.C. on legality.

   Exhibit 10 National Western Life Insurance Company 1995 Stock and Incentive Plan (incorporated by reference to Exhibit 10(e) to the Company's Form 10-K for the year ended December 31, 1995).

   Exhibit 15    Letter    regarding   Unaudited    Interim   Financial
                 Information.  Not applicable.

   Exhibit 23 Consents of Experts and Counsel. Letter of KPMG Peat Marwick LLP, certified public accountants, dated October 23, 1997, relating to their opinion in Form 10-K, Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the year ended December 31, 1996, incorporated by reference in Part II, Item 3 hereof.

   Exhibit 24    Power of Attorney.  None used.

Item 9.   Undertakings.

   (a)    The undersigned Registrant hereby undertakes:

       (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit
          plan's   annual  report  pursuant  to  Section  15(d)  of  the
          Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or
          proceeding)   is  asserted  by   such  director,  officer   or
          controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                               Signatures


   The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 17, 1997.

                NATIONAL WESTERN LIFE INSURANCE COMPANY
                              (Registrant)


/S/Robert L. Moody           Chairman of the Board,              10-17-97
Robert L. Moody              Chief Executive Officer,            Date
                             and Director

/S/Ross R. Moody             President,                          10-17-97
Ross R. Moody                Chief Operating Officer,            Date
                             and Director

/S/Robert L. Busby, III      Senior Vice President -             10-17-97
Robert L. Busby, III         Chief Administrative Officer,       Date
                             Chief Financial Officer,
                             and Treasurer

/S/Vincent L. Kasch          Vice President -                    10-17-97
Vincent L. Kasch             Controller and                      Date
                             Assistant Treasurer



    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/S/Arthur O. Dummer           Director                           10-17-97
Arthur O. Dummer                                                 Date

/S/Harry L. Edwards           Director                           10-17-97
Harry L. Edwards                                                 Date

/S/E. Douglas McLeod          Director                           10-17-97
E. Douglas McLeod                                                Date

/S/Charles D. Milos, Jr.      Director                           10-17-97
Charles D. Milos, Jr.                                            Date

/S/Frances A. Moody           Director                           10-17-97
Frances A. Moody                                                 Date

/S/Russell S. Moody           Director                           10-17-97
Russell S. Moody                                                 Date

/S/Louis E. Pauls, Jr.        Director                           10-17-97
Louis E. Pauls, Jr.                                              Date

/S/E. J. Pederson             Director                           10-17-97
E. J. Pederson                                                   Date